Exhibit (a)(1)(G)

                                [LOGO OF BLUEFLY]

                                  bluefly, inc

                             employee communication
                              option exchange offer

                                 january 25,2007

                                 january 25,2007                               1
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                                [LOGO OF BLUEFLY]

                              SAFE HARBOR STATEMENT

     this presentation may include statements that constitute "forward-looking statements, usually containing the words "believe", "project", "expect", or similar expressions. these statements are made pursuant to the safe harbor provisions of the private securities litigation reform act of 1995. forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. the risks and uncertainties are detailed from time to time in reports filed by us with the securities and exchange commission. please refer to the "risk factors" in our most recent 10-K.

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                                [LOGO OF BLUEFLY]

                         INFORMATION ABOUT THE OFFERING

o a filing related to this tender offer was filed with the securities and exchange commission (SEC) on january 25,2007

o this document is not a substitute for anything contained in that offering statement

o prior to making a decision on whether to tender your shares you should read all of the documents related to this offering (see slide 22)

o you should consult with your financial advisor, accountant and/or attorney prior to entering into an exchange for your options

o neither management or the board of directors is making a recommendation about this offer

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                                [LOGO OF BLUEFLY]

                    WHY IS THE COMPANY OFFERING THE EXCHANGE?

o to retain and motivate employees and directors to contribute to the future growth and success of the company

o    to restore incentives for those currently holding underwater options

o    to maintain competitive employee compensation programs

o    to better align interests with those of our shareholders

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                                [LOGO OF BLUEFLY]

                               WHAT IS THE OFFER?

o offer to exchange employee and non employee director stock options with a strike price >$1.50

     o    voluntary exchange

     o    set conversion ratio

     o    on a grant-by-grant basis

o options that were vested as of 8/31/06 can be exchanged for "restricted stock"

     o    vest one year from the grant date

o    options unvested as of 8/31/06 can be exchanged for "deferred stock units"

     o vest quarterly over 8 or 12 quarters depending on the final vesting date of the exchanged option

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                                [LOGO OF BLUEFLY]

                                 EXCHANGE RATIO

                                    Ratio of                  Ratio of new
     Strike price of               options to                  security to
         option                   new security                   options
-------------------------   -------------------------   ------------------------
      $1.50 or less                ineligible                  ineligible

      $1.51 - $1.99                   1.5                       .6667

      $2.00 - $6.00                   2.0                       .5000

      $6.01 or more                   3.0                       .3333

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                                [LOGO OF BLUEFLY]

                            WHAT IS RESTRICTED STOCK?

o an award for a specific number of shares of common stock with no purchase cost to the employee

o time vested (1 year) based on service with the company, subject to forfeiture

o    when the shares vest they no longer have a restriction

     o    prior to vesting they can not be sold

o employee recognizes ordinary income as the shares vest (may elect an alternative - 83(b) discussed later)

o    rights similar to common stock (voting, dividends)

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                                [LOGO OF BLUEFLY]

                       WHAT IS A DEFERRED STOCK UNIT (dsu)

o a right to receive a share of common stock in the future at no cost to the employee

o time-vested (quarterly over 8 or 12 quarters) based on service with the company, subject to forfeiture

o    no right to receive dividends or vote the shares

o    delivery is deferred

     o    ordinary income is recognized upon delivery

     o    employment taxes (social security and medicare) are due upon vesting

     o    delivery date is set (even if you leave the company)

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                                [LOGO OF BLUEFLY]

                   WHAT DOES THE ELIGIBLE EMPLOYEE NEED TO DO?

o NOTHING - participation is optional - if you do not participate you keep your existing options

                                       OR

o SUBMIT YOUR LETTER OF TRANSMITTAL - to participate in the offer complete, sign and date the letter of transmittal

     o this offer begins on 1/25/2007 and will expire on 2/23/2007 at 11:59 pm unless extended by the company

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                                [LOGO OF BLUEFLY]

            WHAT HAPPENS IF I LEAVE BEFORE MY GRANT IS FULLY VESTED?

o    RESTRICTED STOCK

     o the restricted stock you received in the exchange vests on the one-year anniversary of date the restricted stock award was granted,

     o if you leave the company or are terminated before the grant vests you will forfeit your right to the restricted stock

     o    any income or withholding tax that you paid can not be recovered

o    DEFERRED STOCK UNITS

     o you will retain the rights to any dsu's that have vested and forfeit the unvested dsu's

     o you will receive delivery of one share of common stock for each vested dsu you have on the stated delivery date

o    OPTIONS

     o you have a limited amount of time to exercise vested options (30 days in most cases)

     o    options not exercised in such period are forfeited

     o    non-vested options are forfeited

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                                [LOGO OF BLUEFLY]

                                     TAXES

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                                [LOGO OF BLUEFLY]

                           TAX DUE ON RESTRICTED STOCK

o in general income tax and employment taxes (social security and medicare) become due when rs vests

o    83(b) election (optional)

     o    ordinary income tax is due based on the market value at grant

     o employee can satisfy the income tax obligation created by the 83b election through a net share delivery (see net share slide)

     o taxes can not be recovered if the employee terminates and vesting does not occur or if the market value declines

     o at the time the shares are sold capital gains tax may be due based on the appreciation

                                january 25, 2007                              12
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                                [LOGO OF BLUEFLY]

                                  TAXES ON DSU

o    income tax is due at time of delivery

o    employment taxes (social security and medicare) are due when vesting occurs

o    2 options to pay taxes

     o arrange to pay the company the taxes due by the 3rd business days from the delivery date or vesting date, or;

     o you may elect to make arrangements through Wachovia to sell your vested shares on the delivery date in an amount at least sufficient to satisfy the required minimum income and employment withholdings tax (executive officers must make separate arrangements through their personal securities brokers)

                                january 25, 2007                              13
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                                    EXAMPLES

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                                [LOGO OF BLUEFLY]

                                EXCHANGE EXAMPLE

o    facts

     o    1,000 shares granted on 8/1/2005

     o    4 yr vest over 48 months (25% vested as of 8/1/06)

     o    strike price $2.50

o    exchange (option holder could do nothing)

     o    ratio 2:1 (give up 2 options and receive 1 share in exchange)

     o    rs = 250 shares *.5 = 125 shares of restricted stock

     o    dsu

          o    vest over 2 yrs 250 shares * .5 = 125 dsu's delivered in 2 yrs

          o    vest over 3 yrs 500 shares * .5 = 250 dsu's delivered in 3 yrs

                                january 25, 2007                              15
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                                [LOGO OF BLUEFLY]

                       NET SHARE EXAMPLE (83(b) ELECTION)

o    FACTS:

     o    125 restricted shares were granted on the exchange

     o    market price on february 23, 2007 is $1.20

     o    you make an 83(b) election (optional)

o    PAYROLL TAXES DUE:

     o    ordinary income = 125*1.20 or $150

     o    income tax due (est 35%) = $52.50

     o    payroll taxes due ($150* 7.65%) = $11.48

     o    total due = $63.98

o    NET SHARE CALCULATION:

     o    taxes due / market price on february 23 = $63.98/$1.20 = 53.31 shares

     o    reduce rs grant by 53 shares

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                                [LOGO OF BLUEFLY]

                                 DSU TAX EXAMPLE

o    FACTS:

     o    125 two yr. dsu's and 250 three yr. dsu's were granted on 2/23/07

     o    the market price on 5/23/07 is $1.45

o    PAYROLL TAXES DUE:

     o    (125/8)+(250/12)vested shares = 36.46

     o    market value of vested dsu's = 36.46*$1.45 or $52.87

     o    payroll taxes due ($52.87* 7.65%) = $4.04

                                january 25, 2007                              17
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                                [LOGO OF BLUEFLY]

                               MODELING TOOL - RS

                                                                      NET
                                                                    ISSUANCE
                                                                   SHARE PRICE
                                                                   $       1.20
                                                                   ------------
Number Of Eligible Restricted Stock Awards                                  125
Income to employee                                                 $     150.00
Tax Due Assuming a Tax Rate of                         35.00%      $      52.50
FICA Tax Due                                            7.65%(1)   $      11.48
        Subtotal Taxes Due                                         $      63.98
Shares required to pay taxes                                                 53
Net shares delivered                                                         72

(1) Individual Social Security Taxes will vary by person based on their annual pay

                                january 25, 2007                              18
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                                [LOGO OF BLUEFLY]

                               MODELING TOOL - DSU

              DSU Delivery Date
              -----------------
                                 Total     Estimated                                     Total Payroll  Taxes Due on    Net Procceds
              Feb '09   Feb '10  Vested  Share Price(1)  Mkt Value   Medicare   SS(2)        Tax       Delivery(3)    to Individual
              -------   -------  ------  --------------  ---------  ---------  -------  -------------  ------------   -------------
                                                                         1.45%    6.20%
grant             125       250     375
  May-07           16        21      36  $         1.45  $   52.86       0.77     3.28           4.04
  Aug-07           16        21      36  $         1.52  $   55.51       0.80     3.44           4.25
  Nov-07           16        21      36  $         1.60  $   58.28       0.85     3.61           4.46
  Feb-08           16        21      36  $         1.68  $   61.20       0.89     3.79           4.68
  May-08           16        21      36  $         1.85  $   67.32       0.98     4.17           5.15
  Aug-08           16        21      36  $         2.03  $   74.05       1.07     4.59           5.66
  Nov-08           16        21      36  $         2.23  $   81.45       1.18     5.05           6.23
  Feb-09           16        21      36  $         2.46  $   89.60       1.30     5.56           6.85  $     107.52   $      199.68
  May-09                     21      21  $         2.70  $   56.32       0.82     3.49           4.31
  Aug-09                     21      21  $         2.97  $   61.95       0.90     3.84           4.74
  Nov-09                     21      21  $         3.27  $   68.15       0.99     4.23           5.21
  Feb-10                     21      21  $         3.60  $   74.96       1.09     4.65           5.73  $     314.84   $      584.70
Total vested      125       250     375

(1) We assumed market appreciation of 5% per quarter for the first year and 10% for the second and third year
(2) Individual Social Security Taxes will vary by person based on their annual pay
(3)  We used a tax rate of 35% to estimate taxes

                                january 25, 2007                              19
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                                [LOGO OF BLUEFLY]

                    THINGS TO CONSIDER BEFORE YOU PARTICIPATE

o the options that you exchange may have a greater value than the rs or dsu's you receive (greater potential appreciation)

o if you leave the company before your grant vests you lose the unvested portion of the grant (your options may already be vested)

o    in general, taxes become due on vest and/or delivery

o you should read the offering document, the schedule TO and exhibits, and other documents related to this offering

                                january 25, 2007                              20
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                                [LOGO OF BLUEFLY]

                           MATERIAL INSIDE INFORMATION

o    as an employee you may have access to material inside information

o the company has established guidelines for buying or selling shares of bluefly stock - please consult your employee manual

o    you may elect to create a 10b-5.1 plan to buy or sell under

     o before you file a plan you should discuss the plan with company counsel

                                january 25, 2007                              21
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                                [LOGO OF BLUEFLY]

                       OTHER DOCUMENTS YOU SHOULD REFER TO

o    offer to exchange

o    letter of transmittal

o    notice of withdrawal

o    summary description

o    2005 Stock incentive plan

o    restricted stock award agreement

o    deferred stock unit award agreement

o    83(b) election

                                january 25, 2007                              22